FIFTH AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT dated as of December 1, 2014, to the Distribution Agreement dated as of April 1, 2006, as amended December 1, 2008, March 14, 2012, December 1, 2012 and May 16, 2014 (the “Agreement”), is entered into by and among RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and RAINIER INVESTMENT MANAGEMENT, LLC (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend the list of Funds; and

WHEREAS, Section 11 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS		QUASAR DISTRIBUTORS, LLC

By:	/s/ Melodie B. Zakaluk	By:	/s/ James R. Schoenike
Name: Melodie B. Zakaluk		Name: James R. Schoenike
Title: CEO/President		Title: President

RAINIER INVESTMENT MANAGEMENT, LLC

By:	/s/ Melodie B. Zakaluk
Name: Melodie B. Zakaluk
Title: Chief Operating Officer

Amended Exhibit A

to the

Distribution Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Fund	05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994
Rainier Large Cap Equity Fund I	05-02-2002
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Intermediate Fixed Income Fund I	02-02-2015
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012

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